1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN, AS AMENDED,
                        OF LIVE ENTERTAINMENT INC.
 (As Amended through February 7, 1996 [Subject to Stockholder Approval]) (Amounts Adjusted to Reflect December 1994 One-For-Five Reverse Stock Split)

1.   Purpose.

     The purpose of this 1988 Stock Option and Stock Appreciation Rights Plan, as amended (the "Plan") of LIVE Entertainment Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership and participation in stock appreciation by selected key employees of the Company or its subsidiaries, directors, consultants or other persons ("Participants") as an independent committee of the Company's Board of Directors (the "Board") may from time to time determine. The Plan will provide a means whereby (i) such employees may purchase shares of the Common Stock of the Company pursuant to options that will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) such employees, directors, consultants or other persons, may purchase shares of the Common Stock of the Company pursuant to "non-qualified stock options" and (iii) such employees, directors, consultants or other persons may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "stock appreciation rights." Incentive stock options and non-qualified stock options are sometimes referred to collectively as "options."

2.   Administration.

     2.1 The Plan shall be administered by a committee (the "Committee") consisting of at least two directors, each of whom is a "disinterested person" as that term is defined in Rule 16B-3(c)(2) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

     2.2 Subject to the provisions of the Plan, the Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options or stock appreciation rights shall be granted, whether any options granted will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option or stock appreciation right, the exercise price of an option or the Initial Value of a stock appreciation right, the number of installments, if any, in which each option or stock appreciation right may be exercised, and the duration of each option or stock appreciation right, (v) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and their legal representatives and beneficiaries. The Committee may delegate some or all of its power and authority to the Chief Executive Officer of the Company or the other executive officer, as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting any director or officer who is subject to Section 16 of the Exchange Act.

3.   Shares Subject to the Plan.

     Subject to adjustments as provided in Paragraph 15 hereof, the shares to be issued under the Plan shall consist of the Company's authorized but unissued Common Stock. Subject to adjustment as provided in Paragraph 15 hereof, the aggregate number of stock appreciation rights that may be granted under the Plan shall not exceed 120,000. The authorized, unissued stock appreciation rights may be issued as stock options, notwithstanding anything contained in this paragraph to the contrary. If any stock appreciation rights granted under the Plan should expire or terminate for any reason without having been exercised in full, the unexercised stock appreciation rights shall again be available to be granted under the Plan either as stock appreciation rights or stock options. The aggregate amount of stock which may be issued upon exercise of all options under the Plan shall not exceed 580,000 shares plus the 120,000 shares if all of the stock appreciation rights that may be granted under the Plan are issued as stock options, for a total of 700,000 shares. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

4.   Eligibility and Participation.

     4.1 All regular salaried employees of the Company or any subsidiary corporation (as defined in Section 425(f) of the Code) shall be eligible to receive incentive stock options, non-qualified stock options and stock appreciation rights. directors of the Company or any subsidiary corporation, consultants and other persons who are not regular salaried employees of the Company or any subsidiary corporation are not eligible to receive incentive stock options, but are eligible to receive non-qualified stock options and stock appreciation rights.

     4.2 No incentive stock options may be granted to any employee, at the time the incentive stock option is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company (or of its subsidiary corporations as defined in Section 425(f) of the
Code), unless the exercise price of such incentive stock option is at least one hundred ten percent of the fair market value of the stock subject to the incentive stock option determining fair market value as of the date each respective option is granted in accordance with Paragraph 8 hereof, and such incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted.

     4.3 The aggregate fair market value of the Common Stock for which incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining the fair market value as of the date each respective option is granted.

     4.4 All options and stock appreciation rights granted under the Plan shall be granted within ten years from September 20, 1988.

     4.5 Directors who are members of the Committee shall not be eligible to receive any grants of stock options or stock appreciation rights granted pursuant to the Committee's discretion under the Plan. Such directors shall be granted options to purchase 1,000 shares of Common Stock per calendar year at the fair market value of the Common Stock, pursuant to option grants of equal amount on the first business day following January 1 of each calendar year. Each option granted pursuant to this Paragraph 4.5 shall be fully exercisable on the date of grant and shall be exercisable for a period of ten years from the date of grant.

5.   Duration of Options and Stock Appreciation Rights.

     Each option and stock appreciation right and all rights associated therewith shall expire on such date as the Committee may determine, but in no event later than ten years from the date on which the option or stock appreciation right is granted, and shall be subject to earlier termination as provided herein; provided, however, that options granted in accordance with Paragraph 4.5 shall be exercisable for a period of ten years from the date on which such an option is granted.

6.   Price and Exercise of Options.

     6.1 All options shall be evidenced by a stock option agreement. Subject to Paragraph 4.2 and 4.5, the purchase price of the Common Stock covered by each option shall be determined by the Committee, but in the case of an incentive stock option shall not be less than one hundred percent of the fair market value of such Common Stock on the date the incentive stock option is granted. The purchase price of the Common Stock upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by certified cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness owed by the Company to the Participant, (iii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, the Participant or by authorizing the Company to retain shares of Common Stock otherwise issuable upon exercise of an option, (iv) if authorized by the Committee or if specified in the option being exercised, by a promissory note made by the Participant in favor of the Company, subject to terms and conditions determined by the Committee, secured by the Common Stock issuable upon exercise, and in compliance with applicable law (including, without limitation, state, corporate and federal requirements),
(v) by any combination thereof or (vi) in such other manner as the Committee may specify in order to facilitate the exercise of options by the holders thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined in accordance with Paragraph 8 hereof.

     6.2 No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). Subject to Section 4.5, each option shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine; provided, however, that unless otherwise determined by the Committee, if the Participant shall not in any given installment period purchase all of the shares which the Participant is entitled to purchase in such installment period, then such Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Participant's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for fewer than ten shares unless fewer than ten shares remain unpurchased.

7.   Terms and Conditions of Stock Appreciation Rights.

     All stock appreciation rights shall be evidenced by a Certificate of Grant (sometimes referred to herein as the "Certificate") in such form as the Board or the Committee shall from time to time approve. A grant of stock appreciation rights shall be subject to the following terms and conditions.

     7.1 Each stock appreciation right shall entitle a Participant to an amount (the "Appreciation") equal to the excess of the Exercise Value of one share of Common Stock over the Initial Value of one share of Common Stock. The Initial Value of each stock appreciation right shall be specified in the Certificate of Grant. The Exercise Value of each stock appreciation right shall be the fair market value of a share of Common Stock on the date the stock appreciation right is exercised, determined as set forth in Paragraph 8. The total Appreciation available to a Participant from the exercise of any stock appreciation right is a method of incentive compensation for key employees, directors, consultants and other persons and does not constitute an offering or sale of Common Stock to anyone.

     7.2 The Appreciation available to a Participant upon exercise of the Participant's stock appreciation rights shall be paid to the Participant in cash or Common Stock as determined by the Committee. If payment is made in Common Stock of the Company, then the fair market value of the Common Stock for purposes of calculating the number of shares of Common Stock that shall be issued to pay the Appreciation of a stock appreciation right shall be based upon the fair market value of the Common Stock as determined in Paragraph 8 on the date of exercise of the stock appreciation right. If the total Appreciation is paid in Common Stock, the total Appreciation will be reduced to the largest amount divisible by the fair market value of one share of Common Stock. Appreciation shall be paid as compensation and without interest by the Company as specified in the Certificate of Grant.

     7.3  All stock appreciation rights must have an Initial
Value no less than the fair market value of a share of Common
Stock as determined in Paragraph 8 as of the date of grant of the stock appreciation right.

     7.4 A stock appreciation right (a "Related Right") may be granted under this Plan pursuant to a Certificate of Grant providing that the exercise of the stock appreciation right affects the exercise of an option granted pursuant to this Plan (the "Related Option"). Unless the Certificate of Grant pursuant to which the Related Right is granted provides otherwise, the Related Right may be exercised only to the extent to which the Related Option is exercisable. Upon the exercise or termination of the related Right, the Related Option shall cease to be exercisable and shall be canceled to the extent of the number of shares with respect to which the Related Right was exercised or terminated. Upon exercise or termination of the Related Option, the Related Right shall cease to be exercisable and shall be canceled to the extent of the number of shares to which the Related Option was exercised or terminated. In addition to the foregoing, if the Related Option is an "incentive stock option" granted pursuant to the Plan, then the Related Right must satisfy the following conditions:

          (i) The Related Right must be granted only at the time of grant of the Related Option;

          (ii) The Related Right must expire no later than the expiration of the Related Option;

          (iii) The Related Right must be granted for an amount of Appreciation equal to or less than one hundred percent of the difference between the exercise price of the Related Option and the market price of the Common Stock subject to the Related Option at the time the Related Right is exercised;

          (iv) The Related Right may be transferable only when the Related Option is transferable, and only under the same conditions;

          (v) The Related Right may be exercised only when the Related Option is eligible to be exercised; and

          (vi) The Related Right may be exercised only when the market price of the Stock subject to the Related Option exceeds the exercise price of the Related Option.

     7.5 No stock appreciation right granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). Each stock appreciation right shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine; provided, however, that, unless otherwise determined by the Committee, if the Participant shall not in any given installment period exercise all of the stock appreciation rights which the Participant is entitled to exercise in such installment period, then the Participant's right to exercise any stock appreciation rights not exercised in such installment period shall continue until the expiration date or sooner termination of the Participant's stock appreciation rights.

8.   Fair Market Value of Common Stock.

     The fair market value of a share of Common Stock of the Company shall be determined for purposes of this Plan by reference to the mean between the bid and asked price of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor function) or, if such shares are then traded on a principal stock exchange, by reference to the closing price of a share on the principal stock exchange on which such shares are traded, in each case as reported by the Wall Street Journal for the business day immediately preceding the date on which the fair market value is determined (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

9.   Withholding Tax.

     Upon (i) the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option, (ii) the exercise of a non-qualified stock option, or (iii) the exercise of a stock appreciation right, the Company shall have the right to require such employee or other person, and such employee or other person by accepting the options or stock appreciation rights granted under the Plan agrees, to pay the Company the amount of taxes which the Company may be required to withhold with respect thereto. In the event of (i) or (ii), or in the event of (iii) if the Appreciation is paid with Common Stock, then such employee or other person may elect to pay the amount of any taxes which the Company may be required to withhold by delivering to the Company shares of the Company's Common Stock having a fair market value determined in accordance with Paragraph 8 equal to the withholding tax obligation determined by the Company. Such shares so delivered may be either shares withheld by the Company upon the exercise of the option stock appreciation right or other shares. Such election must be made by those persons subject to the provisions of Section 16 of the Exchange Act in accordance with the General Rules and Regulations under the Exchange Act, but in no event later than the date as of which the amount of tax to be withheld is determined.

10.  Non-transferability.

     An option or stock appreciation right granted under the Plan shall, by its terms, be nontransferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder, or such spouse's successors in interest. If the spouse of the holder shall have acquired a community property interest in an option or stock appreciation right, the holder, or the holder's permitted successors in interest, may exercise the option or stock appreciation right on behalf of the spouse of the holder or such spouse's successors in interest.

11.  Holding of Stock After Exercise of Option.

     At the discretion of the Committee, any option or stock appreciation right may provide that the Participant, by accepting such option or stock appreciation right, represents and agrees, for the Participant and the Participant's permitted transferees, that none of the shares acquired upon exercise of an option or stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, (the "Act"), and the rules and regulations promulgated thereunder and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Act by such person.

12.  Termination of Employment.

     If a holder of an incentive stock option ceases to be employed by the Company or one of its subsidiary corporations (as defined in Section 425(f) of the Code) for any reason other than the holder's death or permanent disability (within the meaning of Section 105(d)(4) of the Code), the holder's incentive stock options shall immediately become void and of no further force or effect; provided, however, that if such cessation of employment shall be due to the holder's voluntary resignation with the consent of the Board of the Company or such subsidiary, expressed in the form of a written resolution, or shall be due to the holder's retirement under the provisions of any pension or retirement plan of the Company or such subsidiary then in effect, then within three months after the date the holder ceases to be an employee of the Company or such subsidiary such incentive stock option may be exercised to the extent exercisable on the date of such cessation of employment. A leave of absence approved in writing by the Board or the Committee shall not be deemed a termination of employment for the purposes of this Paragraph 12, but no incentive stock option may be exercised during any such leave of absence, except during the first three months thereof. Termination of employment or other relationship with the Company by the holder of a non-qualified stock option or stock appreciation right will have the effect specified in the individual option agreement or Certificate of grant as determined by the Committee; provided, however, that an option granted pursuant to Paragraph 4.5 shall be exercisable for a period of 12 months following termination of employment or other relationship with the Company to the extent exercisable on the date of such cessation of employment or other relationship.

13.  Death or Permanent Disability of Option Holder.

     If the holder of an incentive stock option dies or becomes permanently disabled while the option holder is employed by the Company or one of its subsidiary corporations (as defined in Section 425(f) of the Code), the holder's option shall expire one year after the date of such death of permanent disability unless by its terms it expires sooner. During such period after death, such incentive stock option may, to the extent that it remains unexercised (but exercisable by the holder according to such option's terms) upon the date of such death, be exercised by the person or persons to whom the option holder's rights under the incentive stock option shall pass by the option holder's will or by the laws of descent and distribution. The death or permanent disability of a holder of a non-qualified stock option or stock appreciation right will have the effect specified in the individual option agreement or Certificate of Grant as determined by the Committee; provided, however, that a vested option granted pursuant to Paragraph 4.5 shall be exercisable for a period of 12 months following death or permanent disability of a holder of such an option to the extent exercisable on the date of death or permanent disability.

14.  Privileges of Stock Ownership.

     No person entitled to exercise any option or stock appreciation right granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such option or stock appreciation right until certificates representing such shares shall have been issued and delivered.
No shares shall be issued and delivered upon exercise of any option or stock appreciation right unless and until in the opinion of counsel for the Company there shall have been full compliance with any applicable registration requirements of the Exchange Act, any applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

15.  Adjustments.

     15.1 If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of stock appreciation rights and shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of stock appreciation rights and shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change to the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the purchase price for each share covered by the option. Any such adjustment in the outstanding stock appreciation rights shall be made without change in the aggregate Initial Value applicable to the unexercised portion of the stock appreciation rights but with a corresponding adjustment in the Initial Value for each share covered by the stock appreciation right.

     15.2 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of substantially all the property or more than eighty percent of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and any stock appreciation rights and options granted hereunder shall terminate.

     15.3 Notwithstanding the foregoing, the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the stock appreciation rights and options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation for the stock appreciation rights and options theretofore granted or the substitution by such corporation for such stock appreciation rights and options or new stock appreciation rights and options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the stock appreciation rights and options theretofore granted shall continue in the manner and under the terms so provided.

     15.4 Adjustments under this Paragraph 15 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional share of stock shall be issued under the Plan on any such adjustment.

16.  Amendment and Termination of Plan.

     16.1 The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan provided that the number of shares subject to an option granted to non-employee directors pursuant to Paragraph 4.5, the purchase price therefor, the date of grant of any such option, the termination provisions relating thereto and the category of persons eligible to be granted such options shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder and provided further that no amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares which may be acquire pursuant to options, and the maximum number of stock appreciation rights granted under the Plan, except as permitted under the provisions of Paragraph 15, (ii) change the minimum purchase price set forth in Paragraphs 4.2 and 6 or the Initial Value set forth in Paragraph 7, (iii) increase the maximum term of options or stock appreciation rights provided for in Paragraph 5, or (iv) change the designation of persons eligible to receive options or stock appreciation rights as provided in Paragraph 4.

     16.2 No amendment, suspension or termination of the Plan shall, without the consent of the holder, alter or impair any rights or obligations under any option or stock appreciation right theretofore granted under the Plan.

17.  Effective Date of Plan.

     No option or stock appreciation right may be granted under the Plan unless and until (i) the options and underlying shares and stock appreciation rights have been registered under the Act and qualified with the appropriate state regulatory agencies, or
(ii) the Company has been advised by counsel that such options, shares and stock appreciation rights are exempt from such registration and/or qualification. An amendment to the Plan to increase the number of options available was approved on May 9, 1995 by the holders of the outstanding voting stock of the Company. The next most recent amendment and restatement of the Plan to comply with certain provisions of the Code was adopted by the Board on June 30, 1993.